DRAFT

MARKET & VALUATION UPDATE

August 17, 2011

PERELLA WEINBERG PARTNERS

DRAFT

RELATIVE STOCK PRICE PERFORMANCE

SINCE UNAFFECTED DATE (JUNE 15)


30.0%
20.0%
10.0%
0.0%
(10.0%)
(20.0%)
(30.0%)
(40.0%)
Jun-15
Jun-25
Jul-05
Jul-15
Jul-25
Aug-04
Aug-14
Charger: 0.7%
S&P500: (5.7%)
Exide: (25.5%)
EnerSys: (30.0%)

SINCE LAST COMMITTEE MEETING (AUGUST 4)


5.0%
0.0%
(5.0%)
(10.0%)
(15.0%)
(20.0%)
(25.0%)
(30.0%)
Aug-04
Aug-05
Aug-06
Aug-07
Aug-08
Aug-09
Aug-10
Aug-11
Aug-12
Aug-13
Aug-14
Aug-15
Aug-16
S&P500: (0.6%)
Charger: (4.0%)
Exide: (13.6%)
EnerSys: (16.7%)

Historical Closing Prices

	Charger	EnerSys	Exide	S&P500
8/16/2011	$8.30	$21.87	$5.29	$1,192.76
8/4/2011	$8.65	$26.24	$6.12	$1,200.07
6/15/2011	$8.24	$31.26	$7.10	$1,265.42

PERELLA WEINBERG PARTNERS

Source: FactSet

DRAFT

UPDATED AS OF AUGUST 16

ILLUSTRATIVE VALUATION SUMMARY



Unaffected Price: $8.24
AG Proposal: $9.50
Recent Trading Range (Unaffected)
Since 2010 Announcement for Debt-for-Equity Exchange
$3.70
$8.20
Public Comparables Analysis (1)
4.5x - 5.0x CY 2012E EBITDA (2)
$7.00
$8.30
Public Comparables Analysis - Pension Adjusted (3)
4.7x - 5.2x CY 2012E Pension Adjusted EBITDA (2)
$7.00
$8.30
Minority Squeezeout Premiums Paid
20 - 30% Premium over Unaffected Share Price
$9.90
$10.70
Illustrative Discounted Cash Flow (1)
4.5x - 5.0x Exit Multiple, 14% - 16% WACC
$6.10
$7.50
Illustrative DCF + Value of Growth Opportunities (1)
Includes Permit in China, New Plant in India & Nokia Contract
4.5x - 5.0x Exit Multiple, 14% - 16% WACC
$6.10
$8.10
$0.00
$5.00
$10.00
$15.00

Source: Company filings, Management estimates, FactSet

Notes: (1) Per share calculations assume total debt of $62 million, cash of $5 million and minority interest of $13 million as of April 30, 2011; calculations assume 15.197 million common shares and 1.201 million options outstanding with a weighted average exercise price of $16.06 as of April 30, 2011; dilutive impact of in-the-money options calculated using the treasury stock method

(2) CY 2012E EBITDA represents EBITDA estimates for C&D Technologies over the twelve month period ending January 31, 2013

(3) Per share calculations assume total debt of $62 million, after-tax pension obligation of $23 million plus other post employment benefit obligation of $2 million (as of January 31, 2011), cash of $5 million and minority interest of $13 million as of April 30, 2011

PERELLA WEINBERG PARTNERS

DRAFT

AS DISCUSSED ON AUGUST 4

ILLUSTRATIVE VALUATION SUMMARY


Unaffected Price: $8.24
AG Proposal: $9.50
Recent Trading Range (Unaffected)
Since 2010 Announcement for Debt-for-Equity Exchange
$3.70
$8.20
Public Comparables Analysis (1)
5.0x - 6.0x CY 2012E EBITDA (2)
$8.30
$10.70
Public Comparables Analysis - Pension Adjusted (3)
5.2x - 6.2x CY 2012E Pension Adjusted EBITDA (2)
$8.30
$10.90
Minority Squeezeout Premiums Paid
20 - 30% Premium over Unaffected Share Price
$9.90
$10.70
Illustrative Discounted Cash Flow (1)
5.0x - 6.0x Exit Multiple, 14% - 16% WACC
$7.10
$9.50
Illustrative DCF + Value of Growth Opportunities (1)
Includes Permit in China, New Plant in India & Nokia Contract
5.0x - 6.0x Exit Multiple, 14% - 16% WACC
$7.50
$10.90
$0.00
$5.00
$10.00
$15.00

Source: Company filings, Management estimates, FactSet

Notes: (1) Per share calculations assume total debt of $62 million, cash of $5 million and minority interest of $13 million as of April 30, 2011; calculations assume 15.197 million common shares and 1.201 million options outstanding with a weighted average exercise price of $16.06 as of April 30, 2011; dilutive impact of in-the-money options calculated using the treasury stock method

(2) CY 2012E EBITDA represents EBITDA estimates for C&D Technologies over the twelve month period ending January 31, 2013

(3) Per share calculations assume total debt of $62 million, after-tax pension obligation of $23 million plus other post employment benefit obligation of $2 million (as of January 31, 2011), cash of $5 million and minority interest of $13 million as of April 30, 2011

PERELLA WEINBERG PARTNERS

DRAFT

UPDATED AS OF AUGUST 16

PUBLIC TRADING COMPARABLES

($ in millions, except per share data)

						CY 2011E Multiples				CY 2012E Multiples			
Company	**Share Price [1]**	**% of 52 Wk High**	**Market Capitalization**	**Enterprise Value**	**Pension-Adj. Ent. Value [1]**	**EV / Revenue**	**EV / EBITDA**	**Pension-Adj. EV / EBITDA[2]**	**Price / EPS**	**EV / Revenue**	**EV / EBITDA**	**Pension-Adj. EV / EBITDA[2]**	**Price / EPS**
Selected Peers													
EnerSys	$21.87	54.2%	$1,118	$1,299	$1,317	0.6x	5.3x	5.3x	8.6x	0.6x	4.9x	4.9x	8.1x
Exide	5.29	41.7%	422	1,051	1,197	0.3	4.4	4.9	7.5	0.3	3.6	4.1	4.9
Mean		**48.0%**				**0.5x**	**4.9x**	**5.1x**	**8.1x**	**0.4x**	**4.3x**	**4.5x**	**6.5x**
High		**54.2%**				**0.6**	**5.3**	**5.3**	**8.6**	**0.6**	**4.9**	**4.9**	**8.1**
Low		**41.7%**				**0.3**	**4.4**	**4.9**	**7.5**	**0.3**	**3.6**	**4.1**	**4.9**
Other Strategic Players													
Johnson Controls	$32.34	75.3%	$22,439	$26,675	$27,422	0.6x	8.2x	8.5x	12.1x	0.6x	6.7x	6.9x	9.3x
GS Yuasa	5.85	70.6%	2,416	2,978	3,090	0.8	7.1	7.4	14.8	0.7	5.7	5.9	12.7
Power-One	7.26	56.1%	1,158	1,012	1,012	0.9	4.1	4.1	8.2	0.9	3.7	3.7	6.7
Greatbatch	21.76	74.9%	525	688	691	1.2	6.2	6.3	13.1	1.2	5.7	5.8	12.0
Maxwell Technologies	16.13	82.1%	460	437	437	2.8	53.0	59.3	179.2	2.2	14.0	14.4	25.2
Ultralife	4.99	66.6%	87	87	87	0.5	6.4	6.4	47.5	0.5	3.8	3.8	8.9
Mean		**70.9%**				**1.1x**	**14.2x**	**15.3x**	**45.8x**	**1.0x**	**6.6x**	**6.7x**	**12.5x**
Median		**72.7%**				**0.9**	**6.8**	**6.9**	**14.0**	**0.8**	**5.7**	**5.8**	**10.6**
High		**82.1%**				**2.8x**	**53.0x**	**59.3x**	**179.2x**	**2.2x**	**14.0x**	**14.4x**	**25.2x**
Low		**56.1%**				**0.5**	**4.1**	**4.1**	**8.2**	**0.5**	**3.7**	**3.7**	**6.7**
C&D TECHNOLOGIES													
Current Price	**$8.30**	**46.7%**	**$126**	**$195**	**$218**	**0.5x**	**8.3x**	**8.2x**	**91.5x**	**0.4x**	**5.0x**	**5.2x**	**10.0x**
Offer Price	**9.50**	**31.3%**	**144**	**213**	**236**	**0.6**	**9.0**	**8.9**	**104.8**	**0.5**	**5.5**	**5.6**	**11.5**
Unaffected Price	**8.24**	**27.2%**	**125**	**194**	**217**	**0.5**	**8.2**	**8.1**	**90.9**	**0.4**	**5.0**	**5.2**	**10.0**

Source: Company filings, FactSet, I/B/E/S Estimates

Notes: Share prices as of August 16, 2011

(1) Adjusted for underfunded portion of pension obligation and other postretirement benefits

(2) EBITDA is adjusted for periodic benefit cost net of service cost for pension obligations and other postretirement benefits

PERELLA WEINBERG PARTNERS

DRAFT

AS DISCUSSED ON AUGUST 4

PUBLIC TRADING COMPARABLES

($ in millions, except per share data)

						CY 2011E Multiples				CY 2012E Multiples			
Company	Share Price (1)	% of 52 Wk High	Market Capitalization	Enterprise Value	Pension-Adj. Ent. Value (1)	EV / Revenue	EV / EBITDA	Pension-Adj. EV / EBITDA (2)	Price / EPS	EV / Revenue	EV / EBITDA	Pension-Adj. EV / EBITDA (2)	Price / EPS
Selected Peers													
EnerSys	$30.98	76.8%	$1,592	$1,736	$1,753	0.8x	6.5x	6.6x	10.7x	0.7x	5.9x	5.9x	9.6x
Exide	7.20	56.8%	571	1,160	1,306	0.4	4.8	5.3	9.4	0.4	4.2	4.6	6.5
Mean		**66.8%**				**0.6x**	**5.7x**	**5.9x**	**10.1x**	**0.5x**	**5.0x**	**5.3x**	**8.1x**
High		**76.8%**				**0.8**	**6.5**	**6.6**	**10.7**	**0.7**	**5.9**	**5.9**	**9.6**
Low		**56.8%**				**0.4**	**4.8**	**5.3**	**9.4**	**0.4**	**4.2**	**4.6**	**6.5**
Other Strategic Players													
Johnson Controls	$37.51	87.4%	$26,114	$30,350	$31,096	0.7x	9.3x	9.5x	14.1x	0.7x	7.6x	7.8x	10.8x
GS Yuasa	7.14	86.0%	2,947	3,510	3,622	0.9	8.3	8.6	17.9	0.8	6.5	6.7	15.4
Power-One	7.17	55.0%	1,144	998	998	0.9	3.8	3.8	7.2	0.8	3.5	3.5	6.5
Greatbatch	24.23	83.4%	581	750	753	1.3	6.8	6.8	14.7	1.3	6.2	6.2	13.3
Maxwell Technologies	16.64	84.7%	475	448	448	2.9	37.2	40.0	92.4	2.3	14.3	14.7	26.4
Ultralife	4.72	63.0%	82	84	84	0.5	5.8	5.8	27.8	0.5	3.8	3.8	9.1
Mean		**76.6%**				**1.2x**	**11.8x**	**12.4x**	**29.0x**	**1.1x**	**7.0x**	**7.1x**	**13.6x**
Median		**84.0%**				**0.9**	**7.5**	**7.7**	**16.3**	**0.8**	**6.3**	**6.4**	**12.0**
High		**87.4%**				**2.9x**	**37.2x**	**40.0x**	**92.4x**	**2.3x**	**14.3x**	**14.7x**	**26.4x**
Low		**55.0%**				**0.5**	**3.8**	**3.8**	**7.2**	**0.5**	**3.5**	**3.5**	**6.5**
C&D TECHNOLOGIES													
Current Price	**$9.30**	**40.5%**	**$143**	**$211**	**$234**	**0.6x**	**8.9x**	**8.8x**	**102.5x**	**0.5x**	**5.4x**	**5.6x**	**11.2x**
Offer Price	**9.50**	**31.3%**	**146**	**214**	**237**	**0.6**	**9.1**	**8.9**	**104.8**	**0.5**	**5.5**	**5.6**	**11.5**
Unaffected Price	**8.24**	**27.2%**	**126**	**195**	**218**	**0.5**	**8.3**	**8.2**	**90.9**	**0.4**	**5.0**	**5.2**	**10.0**

PERELLA WEINBERG PARTNERS

Source: Company filings, FactSet, I/B/E/S Estimates
Notes: Share prices as of August 1, 2011
(1) Adjusted for underfunded portion of pension obligation and other postretirement benefits
(2) EBITDA is adjusted for periodic benefit cost net of service cost for pension obligations and other postretirement benefits